Exhibit 4.117

LEASE AMENDMENT #189093

LEASE AMENDMENT ("Amendment") made as of March 31, 2008 between NEVADA LAND AND RESOURCE COMPANY, LLC, a Nevada Limited Liability Company (hereinafter "NLRC"), and NGP BLUE MOUNTAIN I, LLC as successor to NEVADA GEOTHERMAL POWER CO, (hereinafter Lessee").

RECITALS:

NLRC is the Lessor and NGP BLUE MOUNTAIN I, LLC is the Lessee under that certain Geothermal Lease, dated March 31, 2003 and designated in the files of NLRC as Contract No. 189093, relating to use of certain Property situate in the County of Humboldt, State of Nevada, Said contract, together with any and all modifications, supplements and amendments thereto, whether or not referred to above, being hereinafter called the "Lease".

Lessor and Lessee desire to amend the aforementioned Lease, effective March 31, 2008, upon the terms and conditions hereinafter set forth. Capitalized terms that are used and not defined herein have the meaning given the same in the Lease.

AGREEMENT

1.

The description of the Property is amended to include the following property, more particularly described as that property situate in Humboldt County:

Township 36 North, Range 34 East, MDB&M

Section 27 All 640.00 acres, but only as to the rights reserved by NLRC in that certain Grant, Bargain and Sale Deed to DeLong Ranches, Inc. dated September 10, 1999 and recorded September 16, 1999 in the official records of Humboldt County. Nevada as Document No. 1999-5882.

The Property, as amended, is more particularly described in Revised Exhibit 'A", attached hereto and made a part hereof, which shall replace any and all previous legal descriptions or Exhibits of said Lease.

2.

The description of the Surface Purchase Option Property is amended to remove the following property, more particularly described as that property situate in Humboldt County:

Township 36 North, Range 34 East, MDB&M

Section 35 All except ptn in RR R/N 613.48 acres

The parties acknowledge that Lessee is purchasing the Surface of the above described Property from NLRC pursuant to the Surface Purchase Option, and hence the portion of the Property that will remain subject to the Surface Purchase Option is more particularly described in Exhibit "B” attached hereto and made a part hereof.

3.

The Purchase Price for the Surface of Section 25, Township 36 North, Range 34 East, MDB&M shall be increased to ONE HUNDRED FIFTY AND 00/100 DOLLARS (150.00) per acre until March 31, 2009, If Lessee does not timely and properly exercise the Option on or before March 31, 2009, Lessee shall be deemed to have irrevocably released and waived the Option.

4.

The term of the Surface Purchase Option for Sections 1 and 11, Township 36 North, Range 34 East, MDB&M shall be extended to expire on March 31, 2009. If Lessee does not timely and properly exercise the Option on or before March 31, 2009, Lessee shall be deemed to have irrevocably released and waived the Option.

5.

Except as herein amended and supplemented, the Lease shall remain unchanged and continue in full force and effect as written. Without limiting the generality of the foregoing, nothing in this Amendment shall have the effect of amending Section 4.2.4 of the lease.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, in duplicate, as of the day and year first written above.

NEVADA LAND AND RESOURCE	NGP Blue
COMPANY, LLC	Mountain I, LLC
1, LLC

By: Signed	By: Signed
Dorothy A. Timian-Palmer, President	Brain Fairbank, President

REVISED EXHIBIT “A”

Nevada Geothermal Power

Geothermal Lease # 189093

All that property situated in Humbolt County, NV more particularly described as:

Township 36 North, Range 34 East, M.D.M.
Section 01 All	638.80
Section 11 All	640.00
Section 25 All	640.00

Section 27 All, but only as to the rights reserved by NLRC in that certain Grant, Bargain and Sale Deed to DeLong Ranches, Inc. dated September 10, 1999 and recorded September 16, 1999 in the official records of Humboldt County, Nevada as document No. 1999-5882.

Section 35 All except ptn in RR R/W.

Total Leased Acreage	3,172.28

REVISED EXHIBIT  “B”

Nevada Geothermal Power

Geothermal Lease #189093

All that property situated in Humboldt County, NV, more particularly described as:

Township 36 North, Range 34 East, M.D.M.
Section 01 All	638.80
Section 11 All	640.00
Section 25 All	640.00

Total Surface Purchase Option Acreage	1,892.28